As filed with the Securities and Exchange Commission on November 18, 2005
                         Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BOWATER INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                    62-0721803
-------------------------------------        ---------------------------------
     (State of Incorporation)                 (IRS Employer Identification
                                                            No.)

      55 E. Camperdown Way, P.O. Box 1028, Greenville, South Carolina 29602
-------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                        BOWATER INCORPORATED SAVINGS PLAN
                            (Full Title of the Plan)

                           Ronald T. Lindsay, Esquire
                Sr. Vice President-General Counsel and Secretary
                              Bowater Incorporated
                      55 E. Camperdown Way, P.O. Box 1028,
                        Greenville, South Carolina 29602
                                 (864) 271-7733
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

============================== ==================== ======================= ========================= ======================
   Title Of Each Class Of         Amount To Be         Proposed Maximum         Proposed Maximum            Amount of
 Securities To Be Registered       Registered         Offering Price Per    Aggregate Offering Price    Registration Fee
                                                             Unit
------------------------------ -------------------- ----------------------- ------------------------- ----------------------
        Common Stock,               8,000,000             $29.695(2)            $237,560,000(2)           $27,960.81(2)
       $1.00 par value              shares(1)
          per share
============================== ==================== ======================= ========================= ======================

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. The shares of Common Stock to be issued pursuant to the Plan and registered hereunder will be purchased in the open market and will not increase the number of issued and outstanding shares of Common Stock of the Registrant.

     (2) Estimated solely for purposes of calculating the registration fee, and pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per unit and the registration fee are based on the reported average of the high and low sales price of Bowater Incorporated Common Stock as reported on the New York Stock Exchange on November 14, 2005. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to the interests in the Plan covered by this Registration Statement.
     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act, and Rules 456 and 462 promulgated thereunder.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

     Pursuant to General Instruction E of the instructions to Form S-8, Bowater Incorporated (the "Registrant") and the Bowater Incorporated Savings Plan (the "Plan") hereby incorporate by reference the contents of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registration Nos. 333-00555, 333-41471, 333-84161, 333-61228, and 333-89462).
Pursuant to these Registration Statements, the Registrant has registered an aggregate number of 9,694,533 shares for issuance under the Plan.

     The current registration of 8,000,000 shares of Common Stock of the Registrant will increase the total number of shares registered for issuance under the Plan to 17,694,533 shares. The shares of Common Stock to be issued pursuant to the Plan and registered hereunder will be purchased in the open market and will not increase the number of issued and outstanding shares of Common Stock of the Registrant.

Item 8.       Exhibits

     Pursuant to General Instruction E of the instructions to Form S-8, the Registrant and the Plan hereby incorporate by reference the exhibits of the previous Registration Statements filed by the Registrant and the Plan on Forms S-8 (Registration Nos. 333-00555, 333-41471, 333-84161, 333-61228, and
333-89462). The following additional exhibits are filed as part of this Registration Statement.

      No:     Exhibit:

     4.1 First Amendment to the Bowater Incorporated Savings Plan, as amended and restated effective as of January 1, 1997

     4.2 Second Amendment to the Bowater Incorporated Savings Plan, as amended and restated effective as of January 1, 1997

     4.3 Third Amendment to the Bowater Incorporated Savings Plan, as amended and restated effective as of January 1, 1997

     4.4 Fourth Amendment to the Bowater Incorporated Savings Plan, as amended and restated effective as of January 1, 1997

     4.5 Fifth Amendment to the Bowater Incorporated Savings Plan, as amended and restated effective as of January 1, 1997

     23   Consent of Accountants

     24   Powers of Attorney

     Pursuant to Item 8(a), the Plan will purchase shares of Registrant's stock on the open market. Therefore, an opinion regarding the legality of the securities is not required.

     Pursuant to Item 8(b), the Registrant will submit or has submitted the Plan and any amendment to the Plan to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on November 18, 2005.

                                       BOWATER INCORPORATED
                                       (Registrant)

                                       By: /s/ Arnold M. Nemirow
                                           -------------------------
                                           Arnold M. Nemirow
                                           Chairman, President and
                                           Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                                       Date
/s/ Arnold M. Nemirow                   Chairman of the Board, President and Chief                    November 18, 2005
---------------------                   Executive Officer
Arnold M. Nemirow                       (principal executive officer)

/s/ William G. Harvey                   Senior Vice President and Chief Financial Officer             November 11, 2005
---------------------                   (principal financial officer)
William G. Harvey

/s/ Michael F. Nocito                   Vice President and Controller                                 November 11, 2005
----------------------                  (principal accounting officer)
Michael F. Nocito

        *                               Director                                                      November 11, 2005
----------------------
Richard B. Evans

        *                               Director                                                      November 11, 2005
----------------------
Gordon D. Giffin

         *                              Director                                                      November 11, 2005
----------------------
Ruth R. Harkin

        *                               Director                                                      November 11, 2005
----------------------
L. Jacques Menard


        *                               Director                                                      November 11, 2005
----------------------
Douglas A. Pertz

        *                               Director                                                      November 11, 2005
----------------------
John A. Rolls

        *                               Director                                                      November 11, 2005
----------------------
Arthur R. Sawchuk

        *                               Director                                                      November 11, 2005
----------------------
Bruce W. Van Saun

        *                               Director                                                      November 11, 2005
----------------------
Togo D. West, Jr.


     *Ronald T. Lindsay, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to powers of attorney duly executed by such persons that are filed herewith as Exhibit 24.

                                           By:  /s/ Ronald T. Lindsay
                                                ---------------------
                                                Ronald T. Lindsay,
                                                Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenville, state of South Carolina, on November 11, 2005.

                                            BOWATER INCORPORATED SAVINGS PLAN
                                            (Plan)
                                            By:  /s/ Aaron B. Whitlock
                                                 ---------------------
                                                 Aaron B. Whitlock,
                                                 Plan Administrator

                                                                   Exhibit 4.1

                                 FIRST AMENDMENT
                                     TO THE
                        BOWATER INCORPORATED SAVINGS PLAN

     WHEREAS,   Bowater  Incorporated  (the  "Company")  maintains  the  Bowater
Incorporated Savings Plan (the "Plan");

     WHEREAS, in accordance with Plan Section 11.01, the Company has reserved the right to amend the Plan; and

     WHEREAS, the Company now desires to amend the Plan to preserve in the Plan the definitions of earnings that formerly applied to certain participants prior to the merger of the Newsprint South, Inc. Savings and Investment Plan into the Plan effective April 1, 2001, and the Bowater Incorporated/Coated Papers and Pulp Division Hourly Employees' Savings Plan, and the Bowater Incorporated Savings Plan for Certain Hourly Employees effective December 31, 2001;

     NOW THEREFORE, Section 1.17 of the Plan is hereby amended to read as follows:

"1.17 Earnings.

     (a) With respect to all Employees other than those to whom Articles XX, XXI and XXII apply, the total basic compensation paid to an Employee by the Employer, excluding overtime pay, commissions, bonuses and any other extra remuneration, but including severance pay received in periodic installments as approved by the Plan Administrator in a uniform and nondiscriminatory manner, and including any contribution to the Plan under Sections 3.02, 3.04(a) and 3.05, any compensation excluded from taxable income under Section 125 of the Code, and, effective January 1, 1998, elective amounts excluded from taxable income under Section 132(f)(4) of the Code.

     (b) Effective as of December 31, 2001 with respect to Employees to whom Articles XXI and XXII apply, the total compensation paid to an Employee by the Employer that is reportable as "wages, tips and other compensation" in Box 1 of the Employee's Federal Wage and Tax Statement (IRS Form W-2), adjusted as follows:

     (i) The amount described above shall be increased by any salary reduction contributions made on the Employee's behalf under any plan maintained by the Employer pursuant to Code Section 125 or 401(k) and, effective January 1, 1998, elective amounts excluded from taxable income under
          Section 132(f)(4) of the Code; and

     (ii) The amount described above shall be decreased by reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation, welfare benefits, payments received under the Employer's gainsharing program, and stock and stock-related compensation.

     (c) Effective as of April 1, 2001 with respect to Employees to whom Article XX applies, compensation which is paid to the Employee by the Employer, as defined in (i) or (ii) below.

          (i)  An  Employee's   earned  income,   wages,   salaries,   fees  for
               professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, regular basic compensation, overtime, shift differential, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses, and excluding the following:

               (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (C)  Amounts   realized   from  the  sale,   exchange   or  other
                    disposition of stock acquired under a qualified stock option;

               (D) Other amounts which received special tax benefits, or contributions made by the Employer, whether or not under a salary reduction agreement, towards the purchase of an annuity described in section 403(b) of the Code, whether or not the amounts are actually excludable from the gross income of the Employee; and

               (E) Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits and severance pay.

          (ii) Notwithstanding the above, Earnings as defined in this Section 1.17(c) shall include any amount which is contributed by the Employer with respect to the applicable period pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under section 125 (dealing with cafeteria plans), section 402(e)(3) (dealing with elective deferrals under 401(k) plans) or, effective January 1, 1998 section 132(f)(4) (dealing with qualified transportation fringe).

     (d) In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $160,000 ($200,000 effective January 1, 2002), adjusted for changes in the cost of living as provided in Section 415(d) of the Code."

                                      * * *

     IN WITNESS WHEREOF, the duly authorized officer of Bowater Incorporated has adopted and executed this First Amendment as of the 1st day of January, 2002.

                                      BOWATER INCORPORATED

                                      By: /s/ James T. Wright
                                          -----------------------
                                          James T. Wright

                                          Its: Vice President - Human Resources

                                                          Exhibit 4.2


                             SECOND AMENDMENT TO THE
                        BOWATER INCORPORATED SAVINGS PLAN



     WHEREAS,   Bowater  Incorporated  (the  "Company")  maintains  the  Bowater
Incorporated Savings Plan, as amended and restated effective as of January 1, 1997 (the "Plan"), for certain eligible employees;

     WHEREAS, Section 11.01 of the Plan reserves to the Company the authority to amend the Plan at any time and from time to time, which authority has been delegated to the Vice President - Human Resources for purposes of adopting any amendments needed to comply with recent legislation;

     WHEREAS, on February 23, 2002, the Company applied for a determination by the Internal Revenue Service that the Plan continues to be qualified under
Section 401(a) of the Internal Revenue Code, and complies with the following recently enacted legislation, referred to as "GUST": Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000;

     WHEREAS, as of the date of adoption of this First Amendment, the Company has not received such determination from the Internal Revenue Service and is still within the GUST remedial amendment period for individually designed plans, described in Revenue Procedure 2001-55 and as extended under Treasury Regulation
Section  1.401(b)-1(e)(3);

     WHEREAS, the Company desires to amend the Plan to specify its election to use prior year data in determining the actual deferral percentage and contribution percentage for non-highly compensated employees for Plan years beginning on and after January 1, 2002, and

     WHEREAS, effective as of December 31, 2002, the Company merged the Bowater Incorporated Savings Plan for Certain Hourly Employees into and with the Plan, and the Company desires to amend the Plan to provide that, for the merged plan's year beginning January 1, 2001 and ending on the date of such merger, current year data will be used to determine such percentages for non-highly compensated employees who previously participated in the merged plan.

     NOW, THEREFORE, the Plan is amended, effective as of the dates set forth below, in the following respects:

     1. Section 15.03(a) of the Plan is amended, effective as of January 1, 2002, to read as follows:

     "15.03       Computation of Actual Deferral Percentage.

     (a) The Actual Deferral Percentage for all Highly Compensated Employees for the Plan Year shall not exceed the greater of:

     (i) 125% of the Actual Deferral Percentage for all non-Highly Compensated Employees, or

     (ii) The lesser of (i) two times the Actual Deferral Percentage for all non-Highly Compensated Employees or (ii) the Actual Deferral Percentage for all non-Highly Compensated Employees plus two percentage points.

The Actual Deferral Percentage for non-Highly Compensated Employees shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Deferral Percentage for all non-Highly Compensated Employees shall be based on the current Plan Year)."

     2. Section 15.04(a) of the Plan is amended, effective as of January 1, 2002, to read as follows:

     "15.04       Limitation on Actual Contribution Percentage.

     (a) The Actual Contribution Percentage for all Highly Compensated Employees for the Plan Year shall not exceed the greater of:

          (i) 125% of the Actual Contribution Percentage for all non-Highly Compensated Employees, or

          (ii) The lesser of (i) two times the Actual Contribution Percentage for all non-Highly Compensated Employees or (ii) the Actual Contribution Percentage for all non-Highly Compensated Employees for the preceding Plan Year plus two percentage points.

The Actual Contribution Percentage for non-Highly Compensated Employees shall be determined on the basis of the preceding Plan Year (except that for Plan Years beginning before January 1, 1999, the Actual Contribution Percentage for all non-Highly Compensated Employees shall be based on the current Plan
Year)."

     3. New Section 22.03 is added to the Plan, effective as of January 1, 2001, to read as follows:

     "22.03 Limitations on Actual Deferral and Contribution Percentages. Notwithstanding anything to the contrary in Sections 15.03 and 15.04 of the Plan, effective for the Hourly Employees Plan year beginning January 1, 2001 and ending on the date of the merger of the Hourly Employees Plan into and with this Plan, for purposes of determining the Actual Deferral Percentage and Actual Contribution Percentage for all non-Highly Compensated Employees, the Actual Deferral Percentage and the Actual Contribution Percentage shall be determined on the basis of the current Hourly Employees Plan year."

                                      * * *

     IN WITNESS WHEREOF, the duly authorized officer of Bowater Incorporated has adopted and executed this First Amendment as of the 31st day of December, 2002.

                                Bowater Incorporated

                                By:     /s/ James T. Wright
                                        -------------------
                                Name:   James T. Wright
                                Title:  Senior Vice President - Human Resources
                                Date Signed:      January 13, 2003

                                                                 Exhibit 4.3




                             THIRD AMENDMENT TO THE
                        BOWATER INCORPORATED SAVINGS PLAN

     WHEREAS,   Bowater  Incorporated  (the  "Company")  maintains  the  Bowater
Incorporated Savings Plan, as amended and restated effective as of January 1, 1997 (the "Plan"), for certain eligible employees;

     WHEREAS, Section 11.01 of the Plan reserves to the Company the authority to amend the Plan at any time and from time to time, which authority has been delegated to the Vice President - Human Resources for purposes of adopting any amendments needed to comply with recent legislation; and

     WHEREAS, the Company desires to amend the Plan to comply with final regulations under Section 401(a)(9) of the Internal Revenue Code for purposes of determining required minimum distributions,

     NOW, THEREFORE, the Plan is amended, effective as of January 1, 2003 by adding the following new Section 7.12:

          "7.12 Minimum Distribution Requirements. All distributions under the Plan shall comply with the requirements of Section 401(a)(9) of the Internal Revenue Code, including specifically the minimum distribution incidental death benefit rule of Section 401(a)(9)(G), and final Treasury Regulation Sections 1.401(a)(9)-1 through 1.401(a)(9)-9 which were issued April 17, 2002. These Code and Treasury Regulation provisions are hereby incorporated herein by this reference, and shall control over any form of distribution provided in this Plan that is inconsistent therewith."

                                      * * *

     IN WITNESS WHEREOF, the duly authorized officer of Bowater Incorporated has adopted and executed this Third Amendment as of the 1st day of January, 2003.


                                  Bowater Incorporated


                                  By: /s/ James T. Wright
                                      -----------------------
                                  Name:  James T. Wright
                                  Its:  Senior Vice President - Human Resources

                                                                Exhibit 4.4


                             FOURTH AMENDMENT TO THE
                        BOWATER INCORPORATED SAVINGS PLAN

     WHEREAS,   Bowater  Incorporated  (the  "Company")  maintains  the  Bowater
Incorporated Savings Plan, as amended and restated effective as of January 1, 1997 (the "Plan"), for certain eligible employees;

     WHEREAS, Section 11.01 of the Plan reserves to the Company the authority to amend the Plan at any time; and

     WHEREAS, the Company desires to amend the Plan to remove the profit requirement with respect to employer contributions and to revise the method for performing certain nondiscrimination tests under the Plan,

     NOW, THEREFORE, the Plan is amended in the following respects:

1. Plan Section 1.15 is amended to read as follows effective as of January 1, 2004:

         "1.15 Current or Accumulated Profits. The Employer's net profits determined in accordance with generally accepted accounting principles before provision for income taxes and extraordinary items. For Plan Years ending before January 1, 2004, no Employer Contribution shall be made in any Plan Year where there are not sufficient current or accumulated net profits. If, prior to January 1, 2004, the current or accumulated net profits of any Employer are not sufficient to permit the required Employer Contributions, then the amount of the Employer Contribution which such Employer is not permitted to make may be contributed by any other Employer to the extent of the current or accumulated net profits of such Employer that remain after contribution of the Employer Contributions required on behalf of Participants employed by such other Employer. No reimbursement shall be required as a result of such contribution."

2. Plan Section 4.01(a) replaced by the following effective as of January 1, 2004:

          "(a) Except as otherwise  provided in the Plan,  each  Employer  shall make Employer Contributions to the Plan with respect to each Active Participant in its employ in an amount equal to 60 percent of the Participant's Basic Post-Tax Contributions and/or Basic Pre-Tax
     Contributions accrued for a Plan Year. Matching Contributions by each Employer with respect to Active Participants shall be:

               (i)  paid to the Trustee in the form  specified in Section  4.03;
                    and

               (ii) allocated to the "appropriate account" of the Participant as promptly as possible, but no later than as of the end of the Plan Year in which the payroll period (to which such contribution relates) ends."

3. The first paragraph and subsection (i) of Plan Section 4.02(a) are amended to read as follows effective as of January 1, 2004:

          "(a) The Employer shall make Additional Matching Contributions to the Plan in such amount, if any, as the Employer in its sole discretion shall determine. The following paragraphs will govern such contributions:

               (i) Additional Matching Contributions, if any, shall be made in proportion to Basic Post-Tax Contributions and/or Basic Pre-Tax Contributions for each Employee of the Employer who, as of the end of the quarter, was an Active Participant or who was an Active Participant during the Plan Year but whose Active Participation is then currently suspended under
                    Article VIII."

4. The following sentence is added at the end of the second full paragraph of Plan Section 15.01(a) effective as of January 1, 2003:

          "Effective as of January 1, 2003, those Employees who have not attained age 21 and completed a Year of Service on or before the last day of the Plan Year shall not be considered eligible employees for purposes of determining the Actual Deferral Percentage for the non-Highly Compensated Employee group."

5. The following new paragraph is added to the end of Plan Section 15.01(b) effective as of January 1, 2003:

          "Only the Actual Contribution Ratios of eligible Employees will be taken into account in calculating the Actual Contribution Percentage. For this purpose, an eligible employee is any Employee who is directly or indirectly eligible to make Elective Contributions or Employee Contributions to the Plan for all or a portion of a Plan Year, and includes an Employee who would be a Plan Participant but for the failure to make required contributions, an Employee whose eligibility to make Elective Contributions or Employee Contributions has been suspended because of an election (other than certain one-time elections) not to participate, a distribution or a loan, and an Employee who cannot contribute because of the Code section 415 limits on annual additions described in Section 4.06. Effective as of January 1, 2003, those Employees who have not attained age 21 and completed a Year of Service on or before the last day of the Plan Year shall not be considered eligible employees for purposes of determining the Actual Contribution Percentage for the non-Highly Compensated Employee group."

6. The following is added at the end of Plan Section 15.03(a) effective as of January 1, 2004:

     "Effective as of January 1, 2004, the Actual Deferral Percentage for non-Highly Compensated Employees shall be determined on the basis of the current Plan Year."

7. The following is added at the end of Plan Section 15.04(a) effective as of January 1, 2004:

     "Effective as of January 1, 2004, the Actual Contribution Percentage for non-Highly Compensated Employees shall be determined on the basis of the current Plan Year."

                                      * * *

     IN WITNESS WHEREOF, the duly authorized officer of Bowater Incorporated has adopted and executed this Third Amendment as of the 9th day of August, 2004.

                                  Bowater Incorporated



                                  By: /s/ James T. Wright
                                      -----------------------
                                  Its:  Senior Vice President - Human Resources

                                                                EXHIBIT 4.5

                             FIFTH AMENDMENT TO THE
                        BOWATER INCORPORATED SAVINGS PLAN

     WHEREAS,   Bowater  Incorporated  (the  "Company")  maintains  the  Bowater
Incorporated Savings Plan, as amended and restated effective as of January 1, 1997 (the "Plan"), for certain eligible employees;

     WHEREAS, Section 11.01 of the Plan reserves to the Company the authority to amend the Plan at any time; and

     WHEREAS, the Company desires to amend the Plan to permit the automatic rollover of mandatory distributions of amounts between $1,000 and $5,000 and to revise the definition of Earnings applicable to non-exempt salaried participants formerly employed by Newsprint South;

     NOW, THEREFORE, the Plan is amended as follows:

8. Plan Section 1.17(c) is amended to read as follows effective as of January 1, 2005:

          "(c) Effective as of January 1, 2005 with respect to Employees to whom
     Article XX applies, compensation that is paid to the Employee by the Employer, as defined in (i) or (ii) below.

          (i) With respect to non-exempt salaried Employees, the total basic compensation paid to an Employee by the Employer, excluding overtime pay, commissions, bonuses and any other extra remuneration, but including any contribution to the Plan under Sections 3.02, 3.04(a) and 3.05, any compensation excluded from taxable income under Section 125 of the Code, and elective amounts excluded from taxable income under Section 132(f)(4) of the Code.

          (ii) With respect to Employees other than non-exempt salaried Employees, an Employee's earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer, including, but not limited to, regular basic compensation, shift differential, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses, and also including any amount contributed by the Employer on behalf of the Employee with respect to the applicable period pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under section 125 (dealing with cafeteria plans), section 402(e)(3) (dealing with elective deferrals under 401(k) plans) or section 132(f)(4) (dealing with qualified transportation fringe), but excluding the following:

               (A) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

               (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (C)  Amounts   realized   from  the  sale,   exchange   or  other
                    disposition of stock acquired under a qualified stock option;

               (D) Other amounts which received special tax benefits, or contributions made by the Employer, whether or not under a salary reduction agreement, towards the purchase of an annuity described in section 403(b) of the Code, whether or not the amounts are actually excludable from the gross income of the Employee; and

               (E) Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, welfare benefits and severance pay."

9. Plan Section 7.06(e) is amended to read as follows effective as of March 28, 2005:

     "(e) Notwithstanding the foregoing, a Participant whose Account balance determined without regard to the balance in his Rollover Contribution Account and After-Tax Rollover Contribution Account does not exceed $5,000 at the time of his termination of Employment with the Employer shall receive his Account in a single sum cash payment as soon as administratively practicable after his termination of Employment. In the event such Participant's Account balance (determined without regard to the balance in his Rollover Contribution Account and After-Tax Rollover Contribution Account) is $5,000 or less but greater than $1,000, the Participant has not attained age 65, and the Participant does not elect to receive the distribution directly or to have the distribution paid directly to an Eligible Retirement Plan specified by the Participant in accordance with Section 7.11, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator."

                                      * * *

     IN WITNESS WHEREOF, the duly authorized officer of Bowater Incorporated has adopted and executed this Fifth Amendment as of the 3rd day of August, 2005.

                                BOWATER INCORPORATED



                                By:  /s/ James T. Wright
                                James T. Wright
                                Its:  Senior Vice President - Human Resources

                                                                Exhibit 23



            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bowater Incorporated:

We consent to the use of our reports dated March 11, 2005, with respect to the consolidated financial statements and the related financial statement schedule of Bowater Incorporated and Subsidiaries (the Company), management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, incorporated by reference herein, which reports appear in the December 31, 2004 annual report on Form 10-K of the Company. Our report with respect to the consolidated financial statements and the related financial statement schedule refers to the change in method of accounting for the effects of the Medicare Prescription Drug Improvement and Modernization Act of 2003 in 2004 and the changes in methods of accounting for variable interest entities and for asset retirement obligations in 2003.

We consent to the use of our report dated June 27, 2005, with respect to the financial statements and the supplemental schedule of the Bowater Incorporated Savings Plan (the Plan), incorporated by reference herein, which report appears in the December 31, 2004 annual report on Form 11-K of the Plan.


/s/ KPMG LLP

Greenville, South Carolina
November 15, 2005

                                                                Exhibit 24

                                POWER OF ATTORNEY

     We, the undersigned members of the Board of Directors of Bowater Incorporated, hereby severally appoint Ronald T. Lindsay and William G. Harvey, and each of them singly, our true and lawful attorneys with the full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 pertaining to the Bowater Incorporated Savings Plan, and any and all amendments to such Registration Statement, and generally to do all such actions in our names and on our behalf in our capacities as members to enable Bowater Incorporated to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

              Signature                Title                      Date

/s/ Richard B. Evans                Director             November 9, 2005
----------------------
Richard B. Evans

/s/ Gordon D. Giffin                Director             November 9, 2005
----------------------
Gordon D. Giffin

/s/ Ruth R. Harkin                  Director             November 9, 2005
----------------------
Ruth R. Harkin

/s/ L. Jacques Menard               Director             November 9, 2005
----------------------
L. Jacques Menard

/s/ Douglas A. Pertz                Director             November 9, 2005
----------------------
Douglas A. Pertz

/s/ John A. Rolls                   Director             November 9, 2005
---------------------
John A. Rolls

/s/ Arthur R. Sawchuk               Director             November 9, 2005
---------------------
Arthur R. Sawchuk

/s/ Bruce W. Van Saun               Director             November 9, 2005
----------------------
Bruce W. Van Saun

/s/ Togo D. West, Jr.               Director             November 9, 2005
----------------------
Togo D. West, Jr.